SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 4, 2003

(Date of Report)

Central European Distribution Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24341	54-1865271
(State or Other jurisdiction of	(Commission file number)	(IRS employer identification number)
Incorporation or Organization)

1343 Main Street, Suite 301, Sarasota Florida 34236

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (941) 330-1558

Item 9. Regulation FD Disclosure.

On August 4, 2003, Central European Distribution Corporation issued a press release announcing its preliminary second quarter results. A copy of the press release is attached as Exhibit 99.1.

In accordance with SEC Release 33-8216 and because of a delay in integrating Item 12 into the EDGAR system, the registrant is disclosing under Item 9 information that otherwise would be disclosed under Item 12 (“Results of Operations and Financial Condition”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central European Distribution Corporation

Date: August 6, 2003	By:	/s/ James Archbold
James Archbold Secretary

Exhibit Index

No.	Description
99.1	Press Release dated August 4, 2003.